NUVEEN INVESTMENT TRUST II

MANAGEMENT AGREEMENT DATED OCTOBER 1, 2014

SCHEDULE A

AMENDED AS OF NOVEMBER 5, 2018

The Funds of the Trust currently subject to this Agreement and the effective date of each are as follows:

FUND	EFFECTIVE DATE	TERM

Nuveen Equity Long/Short Fund	October 1, 2014	Until August 1, 2019

Nuveen International Growth Fund	October 1, 2014	Until August 1, 2019

Nuveen Santa Barbara Dividend Growth Fund	October 1, 2014	Until August 1, 2019

Nuveen Santa Barbara Global Dividend Growth Fund	October 1, 2014	Until August 1, 2019

Nuveen Santa Barbara International Dividend Growth Fund	October 1, 2014	Until August 1, 2019

Nuveen NWQ International Value Fund	October 1, 2014	Until August 1, 2019

Nuveen Winslow International Small Cap Fund	December 18, 2017	Until August 1, 2019

Nuveen Winslow Large-Cap Growth Fund	October 1, 2014	Until August 1, 2019

Nuveen Emerging Markets Equity Fund	November 5, 2018	Until August 1, 2020

[SIGNATURE PAGE FOLLOWS]

Dated:	November 5, 2018

NUVEEN INVESTMENT TRUST II

	BY:	/S/ CHRISTOPHER M. ROHRBACHER
Vice President

ATTEST:

/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

	BY:	/S/ GIFFORD R. ZIMMERMAN
Managing Director

ATTEST:

/s/ Virginia O’Neal

2

NUVEEN INVESTMENT TRUST II

MANAGEMENT AGREEMENT DATED OCTOBER 1, 2014

SCHEDULE B

AMENDED AS OF NOVEMBER 5, 2018

a.

Compensation pursuant to Section 7 of this Agreement shall be calculated with respect to each Fund in accordance with the following schedule applicable to the average daily net assets of the Fund: Each Fund’s Management Fee will equal the sum of a Fund-Level Fee and a Complex-Level Fee. Certain Funds are subject to expense limitations as described in this Schedule.

b.	The Fund-Level Fee for each Fund shall be computed by applying the following annual rate to the average total daily net assets of the Fund:

Average Total Daily Net Assets	Rate	Rate	Rate	Rate	Rate	Rate
	Nuveen Santa Barbara Dividend Growth Fund	Nuveen Santa Barbara International Dividend Growth Fund	Nuveen Santa Barbara Global Dividend Growth Fund	Nuveen Emerging Markets Equity Fund	Nuveen Equity Long/Short Fund	Nuveen International Growth Fund
For the first $125 million	0.5000%	0.5500%	0.5500%	0.7000%	1.1000%	0.5500%
For the next $125 million	0.4875%	0.5375%	0.5375%	0.6875%	1.0875%	0.5375%
For the next $250 million	0.4750%	0.5250%	0.5250%	0.6750%	1.0750%	0.5250%
For the next $500 million	0.4625%	0.5125%	0.5125%	0.6625%	1.0625%	0.5125%
For the next $1 billion	0.4500%	0.5000%	0.5000%	0.6500%	1.0500%	0.5000%
For the next $3 billion	0.4250%	0.4750%	0.4750%	0.6250%	1.0250%	0.4750%
For the next $2.5 billion	0.4000%	0.4500%	0.4500%	0.6000%	1.0000%	0.4500%
For the next $2.5 billion	0.3875%	0.4375%	0.4375%	0.5875%	0.9875%	0.4375%
Over $10 billion	0.3750%	0.4250%	0.4250%	0.5750%	0.9750%	0.4250%

Average Total Daily Net Assets	Rate	Rate	Rate
	Nuveen NWQ International Value Fund	Nuveen Winslow International Small Cap Fund	Nuveen Winslow Large-Cap Growth Fund
For the first $125 million	0.5500%	0.7000%	0.5500%
For the next $125 million	0.5375%	0.6875%	0.5375%
For the next $250 million	0.5250%	0.6750%	0.5250%
For the next $500 million	0.5125%	0.6625%	0.5125%
For the next $1 billion	0.5000%	0.6500%	0.5000%
For the next $3 billion	0.4750%	0.6250%	0.4750%
For the next $2.5 billion	0.4500%	0.6000%	0.4500%
For the next $2.5 billion	0.4375%	0.5875%	0.4375%
Over $10 billion	0.4250%	0.5750%	0.4250%

c.

Nuveen Fund Advisors, LLC will waive fees and reimburse expenses in order to prevent total annual fund operating expenses (excluding 12b-1 distribution and service fees, interest expenses, taxes, fees incurred in acquiring and disposing of portfolio securities, dividend and enhanced custody expenses on securities sold short and extraordinary expenses) from exceeding the percentage of the average daily net assets of any class of fund shares of each Fund as shown on the table below, subject in all cases to possible further reductions as a result of reductions in the complex-level fee component of the management fee.

Fund	Permanent Expense Cap as a percentage of the average daily net assets of any class of the Fund
Nuveen Santa Barbara Dividend Growth Fund	1.25%
Nuveen Growth Fund	1.40%
Nuveen International Growth Fund	1.45%
Nuveen Symphony International Equity Fund	1.38%
Nuveen Symphony Large-Cap Growth Fund	1.35%
Nuveen Symphony Mid-Cap Core Fund	1.40%
Nuveen Symphony Low Volatility Equity Fund	1.45%
Nuveen Winslow Large-Cap Growth Fund	1.25%
Nuveen Winslow International Small Cap Fund	1.00%

d.

The Complex-Level Fee for each Fund shall be calculated by applying the Complex-Level Fee Rate (as applied to a specific Fund, the “Fund-Specific Complex-Level Fee Rate”), expressed as a daily equivalent, to the daily net assets of the Fund. The Complex-Level Fee Rate shall be determined based upon the total daily net assets of all Eligible Funds, as defined below (with such daily net assets to include, in the case of Eligible Funds whose advisory fees are calculated by reference to net assets that include net assets attributable to preferred stock issued by or borrowings by such Eligible Funds, such leveraging net assets), pursuant to the annual fee schedule shown below in this section, with the following exclusions (as adjusted, “Complex-Level Assets”):

i)

in the case of Eligible Funds that invest in other Eligible Funds (“Funds of Funds”), that portion of the net assets of such Funds of Funds attributable to investments in such other Eligible Funds; and

ii)	that portion of the net assets of each Eligible Fund comprising the daily “Fund Asset Limit Amount” (as defined below).

The Complex-Level Fee Rate shall be calculated in such a manner that it results in the effective rate at the specified Complex-Level Asset amounts shown in the following annual fee schedule:

Complex-Level Asset Breakpoint Level ($ million)	Effective Rate at Breakpoint Level (%)
55,000	0.2000
56,000	0.1996
57,000	0.1989
60,000	0.1961
63,000	0.1931
66,000	0.1900
71,000	0.1851
76,000	0.1806
80,000	0.1773
91,000	0.1691
125,000	0.1599
200,000	0.1505
250,000	0.1469
300,000	0.1445

e.

“Eligible Funds,” for purposes of the Agreement, shall mean all Nuveen-branded closed-end and open-end registered investment companies organized in the United States. Any open-end or closed-end funds that subsequently become part of the Nuveen complex because either (a) Nuveen Investments, Inc. or its affiliates acquire the investment adviser to such funds (or the adviser’s parent), or (b) Nuveen Investments, Inc. or its affiliates acquire the fund’s adviser’s rights under the management agreement for such fund (in either case, such acquisition an “Acquisition” and such fund an “Acquired Fund”), will be evaluated by both Nuveen management and the Nuveen Funds’ Board, on a case-by-case basis, as to whether or not the assets of such Acquired Funds would be included in the Complex-Level Assets and, if so, whether there would be a basis for any adjustments to the complex-level breakpoint schedule and/or its application.

f.

The “Fund Asset Limit Amount” as of any calculation date shall for each Fund be equal to the lesser of (i) the Initial Fund Asset Limit Amount (defined below) and (ii) the Eligible Fund’s current net assets. The “Initial Fund Asset Limit Amount” for an Eligible Fund shall be determined as follows:

i)

In the case of Nuveen-branded Funds that qualified as Eligible Funds on or prior to June 30, 2010, as well as Eligible Funds launched thereafter that are not Acquired Funds, the Initial Fund Asset Limit Amount shall be equal to zero, except to extent that such Fund may later participate in a subsequent Fund consolidation as described in (iii) below.

ii)

In the case of Acquired Funds, the Initial Fund Asset Limit Amount is equal to the product of (i) 1 minus the Aggregate Eligible Asset Percentage (defined below) and (ii) an Acquired Fund’s net assets as of the effective date of such Fund’s Acquisition.

iii)

In the event of a consolidation or merger of one or more Eligible Funds, the Initial Fund Asset Limit Amount of the combined fund will be equal to the sum of the Initial Fund Asset Limit Amounts of each individual Eligible Fund.

g.	Following are additional definitions of terms used above:

i)	“Acquisition Assets”: With respect to an Acquisition, the aggregate net assets as of the effective date of such Acquisition of all Acquired Funds.

ii)

“Aggregate Eligible Asset Amount”: With respect to an Acquisition, that portion of the aggregate net assets of Acquired Funds as of the effective date of such Acquisition that is included in Complex-Level Assets. With respect to the series of First American Investment Funds, Inc. that became Acquired Funds as of January 1, 2011, the Aggregate Eligible Asset Amount is $2 billion.

iii)	“Aggregate Eligible Asset Percentage”: The ratio of the Aggregate Eligible Asset Amount to Acquisition Assets.

iv)

“Fund-Specific Complex-Level Fee Rate”: The Complex-Level Fee Rate applicable to a specific Eligible Fund. In the case of Eligible Funds that are Funds of Funds, the Fund-Specific Complex-Level Fee Rate is zero percent (0%). For all other Eligible Funds, the Fund-Specific Complex-Level Fee Rate is the annual fee rate calculated as the sum of (i) the Complex-Level Fee Rate plus (ii) the product of (a) the difference between 0.20% and the Complex-Level Fee Rate and (b) the ratio of the Fund’s Fund Asset Limit Amount to such Fund’s net assets.

[SIGNATURE PAGE FOLLOWS]

Dated:	November 5, 2018

NUVEEN INVESTMENT TRUST II

	BY:	/S/ CHRISTOPHER M. ROHRBACHER
Vice President

ATTEST:

/s/ Virginia O’Neal

NUVEEN FUND ADVISORS, LLC

	BY:	/S/ GIFFORD R. ZIMMERMAN
Managing Director

ATTEST:

/s/ Virginia O’Neal